EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF HIGHPEAK ENERGY, INC.

PURSUANT TO 18 U.S.C. § 1350

I, Steven Tholen, Executive Vice President and Chief Financial Officer of HighPeak Energy, Inc. (the "Company"), hereby certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the accompanying Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026:

1.	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven Tholen
Steven Tholen
Chief Financial Officer
Date: August 10, 2026